Exhibit 99.1

FOR IMMEDIATE RELEASE June 4, 2019

Sorrento announces Cannabidiol (CBD) global joint ventures and commercial strategic partnerships

SAN DIEGO, June 4th, 2019/GlobeNewswire/ -- SAN DIEGO - Sorrento Therapeutics, Inc. (Sorrento, Nasdaq: SRNE) announces that it has formed a Chinese joint venture, Shenzhen Yunma Biotechnology Co., Ltd. (“Shenzhen Yunma”), with LifeTech Scientific Co., Ltd. (LifeTech, HKSE: 1302) to commercialize Sorrento’s proprietary water soluble cannabidiol (CBD) formulation technologies for consumer and pharmaceutical applications in Asia (excluding Japan). In addition, Shenzhen Yunma’s subsidiary, Yunnan Masheng Health Science Co., Ltd. (“Yunnan Masheng”), has obtained a Yunnan industrial hemp plantation permit, as well as governmental pre-approval to establish an industrialized processing, CBD extraction and isolation operation in Kunming (Yunnan Province, China). Sorrento holds 40% of the equity in the Shenzhen Yunma joint venture and LifeTech holds the remaining 60% of the equity. Sorrento has contributed the exclusive license to Sorrento’s water-soluble CBD technology for the Asian territory to Shenzhen Yunma. With the hemp and CBD supplies from Yunnan Masheng secured, Shenzhen Yunma will build manufacturing capacity to potentially deliver hundreds of metric tons of CBD annually to the global markets.

Sorrento has also formed a new business unit, Scintilla Health, Inc. (“Scintilla”), with LifeTech Scientific International Investment Limited, as a 20% minority holder, to explore commercial opportunities of Sorrento’s water-soluble CBD for both consumer and pharmaceutical applications in North America, Europe and other parts of the world.

As previously announced Sorrento’s CBD formulation concentration could range anywhere from 5% to 10% (50 - 100 mg/ml). This concentration range is believed to be among the highest in the industry, and potentially the highest concentration achieved for a water-soluble formulation.

Sorrento scientists have extensive experience developing innovative drug formulations to solubilize otherwise insoluble pharmaceutical compounds, utilizing GRAS (generally recognized as safe) excipients. Multiple promising water-soluble formulations are currently in stability studies for the drug development programs. Safety assessment and pharmacokinetic studies in animals are under way to support water soluble human CBD drug development (IND enabling studies).

Sorrento has been working closely with its partner LifeTech to map out the development path and global supply chain of industrial CBD medical and consumer products. Utilizing Sorrento’s leading water-soluble technology, the joint ventures of Sorrento and LifeTech strive to potentially provide CBD-based pharmaceuticals to patients suffering from diverse ailments such as cardiovascular diseases, central nerve system (CNS) diseases (such as Parkinson's disease, Alzheimer's disease, depression, and autism), or acute and chronic pain.

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Mr. Xie Yuehui, Chairman and CEO of Lifetech Scientific Co., Ltd. commented “Lifetech focuses on the research and development, production and sales of medical products targeting a variety of conditions from cardiovascular, cerebrovascular, oncological, and neurological diseases. The new cannabinoid research and product development in neurological diseases is in line with our long-range business planning and is synergistic with our other existing businesses. We are looking forward to collaborating with Sorrento and establishing a global industrial cannabinoid medical and edible industry supply chain. Our joint ventures will partner with world-class research institutes to conduct in-depth research and development of CBD product for neurological diseases and by fulfilling unmet medical needs will improve the quality of life of patients with these debilitating diseases. I believe strongly this new line of CBD products will bring new growth opportunity to our company.”

Dr. Henry Ji, Chairman and Chief Executive Officer of Sorrento, commented “Sorrento’s formulation expertise in CBD water solubility has broader applications than pharmaceutical drug development. CBD may have numerous potential general health benefits that are currently under evaluation and we are very excited that our technology might find applications through these joint ventures with our trusted partner LifeTech”.

About Sorrento Therapeutics, Inc.

Sorrento is a clinical stage, antibody-centric, biopharmaceutical company developing new therapies to turn malignant cancers into manageable and possibly curable diseases. Sorrento's multimodal multipronged approach to fighting cancer is made possible by its’ extensive immuno-oncology platforms, including key assets such as fully human antibodies (“G-MAB™ library”), clinical stage immuno-cellular therapies (“CAR-T”), intracellular targeting antibodies (“iTAbs”), antibody-drug conjugates (“ADC”), and clinical stage oncolytic virus (“Seprehvir®”).

Sorrento's commitment to life-enhancing therapies for cancer patients is also demonstrated by our effort to advance Resiniferatoxin (“RTX”), a first-in-class (TRPV1 agonist) non-opioid pain management small molecule, ZTlido® and SP-102, a non-opioid corticosteroid gel. Resiniferatoxin is completing Phase 1b trials in terminal cancer patients and knee osteoarthritis patients. ZTlido was approved by US FDA on 02/28/18. SP-102 is in Phase 3 pivotal study for the treatment of lumbar radicular pain/sciatica. RTX Phase 3 studies in osteoarthritis knee pain are scheduled to start later in 2019.

For more information visit www.sorrentotherapeutics.com

About LifeTech Scientific Corporation

LifeTech Scientific Corporation (Stock Code: 1302.HK) is the leading supplier of minimally invasive interventional medical devices to treat cardiovascular diseases. The company specializes in R&D, manufacture and sales, and its high-quality, innovative, proprietary products are extensively marketed in more than 100 countries by over 300 distributors. At present, the company is the world second largest supplier (and the largest among BRIC countries) of occluders to treat congenital heart diseases and the second largest supplier of aortic repair device in Asia Pacific.

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Lifetech Scientific (Shenzhen) Co., Ltd., the subsidiary of Lifetech, was established in 1999, and other subsidiaries and sales offices were subsequently setup in Hong Kong, India, Netherland, France, Russia, America, Greece, Beijing, Shanghai, Guangzhou and etc. In November 2011, the company was successfully listed on the Hong Kong Stock Exchange with the market cap nearly 10 billion HKD.

As a result of its pursuit for quality and innovation, the quality system of LifeTech Scientific Corporation was accredited by the DEKRA in EU (ISO13485 : 2003), and passed inspection of Good Manufacturing Practice for Chinese Medical Devices. The company was rated as a National High-Tech Enterprise in 2008, and has obtained scientific research qualifications such as National Post-Doctoral Research Center, National and Local Joint Engineering Laboratory, etc. The company has also undertaken more than 50 government research projects, including the National Key Technology Research and Development Program of China under the “Tenth Five-Year Plan, the National Basic Research Program (973 Program) and the National High Technology Research and Development Program of China (863 Program). At the end of 2017, 6 products of the company have been approved as innovative medical devices by China Food and Drug Administration (CFDA).

For more information visit http://www.lifetechmed.com/en/

Forward-Looking Statements

This press release and any statements made for and during any presentation or meeting contain forward-looking statements related to Sorrento Therapeutics, Inc., under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements regarding the expectations for Sorrento's and its subsidiaries' technologies and product candidates, including, but not limited to, Cannabidiol (CBD), the potential markets for CBD in North America, Europe and other parts of the world, expected formulation concentration ranges, CBD production facilities, potential applications and indications for CBD and potential health benefits of CBD. Risks and uncertainties that could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements, include, but are not limited to: risks related to Sorrento's and its subsidiaries' technologies and prospects, including, but not limited to, CBD consumer business; risks related to securing exclusive supply arrangements with Hemp growers and CBD production facilities, regulatory approvals for pharmaceutical CBD and the clinical and commercial success of CBD, including water soluble formulations and expected formulation concentration ranges; the viability and success of using CBD for consumers and other risks that are described in Sorrento's most recent periodic reports filed with the Securities and Exchange Commission, including Sorrento's Annual Report on Form 10-K for the year ended December 31, 2018, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

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Media and Investor Relations

Contact: Alexis Nahama, DVM

Telephone: 1.858.203.4120

Email: mediarelations@sorrentotherapeutics.com

Website: www.sorrentotherapeutics.com

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Sorrento® and the Sorrento logo are registered trademarks of Sorrento Therapeutics, Inc.

ZTlido® and G-MAB™ are trademarks owned by Scilex Pharmaceuticals Inc. and Sorrento, respectively.

SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc. A proprietary name review by the FDA is planned.

Seprehvir®, is a registered trademark of Virttu Biologics Limited, a wholly-owned subsidiary of TNK Therapeutics, Inc. and part of the group of companies owned by Sorrento Therapeutics, Inc.

All other trademarks are the property of their respective owners.

© 2019 Sorrento Therapeutics, Inc. All Rights Reserved.

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